Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL EXPANDS WEALTH MANAGEMENT AND FIXED INCOME CAPABILITIES THROUGH ACQUISITION OF STERNE AGEE

ST. LOUIS, February 23, 2015 – Stifel Financial Corp. (NYSE: SF) today announced that it has entered into a definitive merger agreement to acquire Sterne Agee Group, Inc., one of the oldest and largest privately owned financial services firms in the nation.

Sterne Agee bolsters Stifel’s Global Wealth Management segment with the addition of approximately 730 financial advisors and independent representatives nationwide managing over $20 billion in client assets, and complements Stifel’s Fixed Income platform, adding depth and capabilities.

Strategic highlights include:

•	Increases Stifel’s Global Wealth Management professionals by 35% to more than 2,800.

•	Investment in the independent advisor business provides Stifel a platform to grow this channel.

•	Complements Stifel’s fixed income capabilities with the addition of more than 200 professionals with minimal overlap between the platforms.

•	Enhances Stifel’s current fixed income depository practice with the integration of Sterne Agee’s robust Sales, Trading, and Strategies group focused on the needs of community and regional depository institutions. Sterne Agee currently enjoys status as an endorsed provider of the Corporation for American Banking, a subsidiary of the American Bankers Association.

•	A private trust company offering a full range of trust services, including: Investment Management, Estate Administration, Personal and Charitable Trusts, and Retirement Planning.

•	Top 10 clearing firm in the U.S., with over $27 billion in assets under custody.

The acquired businesses are expected to generate approximately $300 to $325 million in gross annual revenues and be accretive to shareholder value when fully integrated.

The transaction values Sterne Agee at approximately $150 million. The closing consideration consists of a combination of Stifel common stock, valued at $51.55 per share, and cash. Depending on shareholder elections, the minimum amount of Stifel stock issued at closing is 1.42 million shares and the maximum amount issued is 1.62 million shares. Accordingly, the cash consideration will range from approximately $77 million to $66 million.

Stifel and Sterne Agee have agreed with the founders of the FBC Mortgage business to sell the business back to them. In addition, Sterne Agee has built a leading Institutional Equity and Investment Banking business. Stifel has committed to Sterne Agee and the professionals in Sterne Agee’s Institutional Equity and Investment Banking business to operate it on a stand-alone, independent basis. Stifel and Sterne Agee management believe that there is significant value in this business and have been approached by a number of suitable partners for the business and its professionals. Working together with these employees, Stifel is committed to finding the right partner, or, alternatively, considering all other strategic alternatives, including spinning off the Institutional Equity and Investment Banking business as a separate stand-alone entity.

“We have identified a great firm in Sterne Agee to bolster our Global Wealth Management group with the addition of more than 700 financial advisors and independent representatives increasing advisor professionals by 35%. Sterne Agee’s fixed income platform is highly complementary to our existing products and services, and together will catapult this business to a new level, continuing the momentum we established with the addition of Knight’s fixed income sales and trading business,” said Ronald J. Kruszewski, Chairman and CEO of Stifel. “This acquisition furthers our goal of creating a balanced, well-diversified business mix with wealth management and institutional exposure.”

Eric Needleman, Chairman, Sterne Agee Group, Inc. and CEO of Sterne Agee & Leach, Inc., stated, “Sterne Agee has been fortunate to experience growth and success for more than a century. We believe that the time is right to merge our company with Stifel to allow our shareholders, clients and employees the opportunity to continue to prosper in the ever-challenging financial services arena. Our goal of being a preeminent financial services company has not changed, but we are accelerating this plan by joining together with a like-minded company with a similar legacy.”

The merger is subject to approval by Sterne Agee shareholders and is expected to close in the late spring, subject to regulatory approvals and customary conditions. The boards of directors of both companies unanimously approve the merger.

Stifel’s lead advisor was its own wholly owned subsidiary, Keefe, Bruyette & Woods, Inc., and was represented by Bryan Cave LLP. BofA Merrill Lynch rendered a fairness opinion to the board of directors of Stifel Financial Corp. Sterne Agee was advised by Sandler O’Neill + Partners, L.P., and was represented by Wachtell, Lipton, Rosen & Katz.

Conference Call Information/ Stifel Earnings Announcement

The Company’s management will host a conference call today, Monday, February 23, 2015 at 5:00 p.m. Eastern time to review this announcement along with its fourth quarter and full-year 2014 financial results. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #89391947. A live audio webcast of the call, as well as a presentation highlighting the company’s results, will be available through Stifel’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Stifel Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited; Keefe, Bruyette & Woods Limited; and Oriel Securities Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

About Sterne Agee

Founded in 1901, Sterne Agee is one of the oldest and largest privately owned financial services firms in the nation. Through a team of over 2,000 financial professionals, Sterne Agee offers comprehensive wealth management and investment services to a diverse client base including corporations, municipalities and individual investors. The Firm custodies nearly $26 billion in client assets and has offices nationwide, as well as an office in London. Sterne Agee is the trade name used by certain affiliates of Sterne Agee Group, Inc., including Sterne, Agee & Leach, Inc., member of NYSE, FINRA and SIPC. For more information about Sterne Agee and its services please visit www.sterneagee.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release that relate to the future plans, events, expectations, performance, objectives, and the like of Stifel Financial Corp., as well as Stifel, Nicolaus & Company, Incorporated and its other subsidiaries (collectively, “Stifel” or the “Company”) and Sterne Agee Group, Inc. (“Sterne Agee”), may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks, and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements.

The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval and adoption of the merger agreement and approval of the merger or the failure to satisfy other conditions to completion of the merger, including required regulatory and other approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of Sterne Agee’s business and operations with those of Stifel may be more difficult and/or take longer than anticipated, may be more costly than anticipated, and may have unanticipated adverse results relating to Sterne Agee’s or Stifel’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Stifel’s, Sterne Agee’s, or the combined company’s respective business relationships, operating results, and business generally; (7) the possibility that the anticipated synergies and cost savings of the merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the merger; (10) diversion of management’s attention from ongoing business operations and opportunities; (11) general competitive, economic, political, and market conditions and fluctuations; (12) actions taken or conditions imposed by the United States and foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Stifel and Sterne Agee, respectively, operate; and (15) other factors that may affect future results of the combined company described in Stifel’s filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in Stifel’s Form 10-K for the fiscal year ended December 31, 2013. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Stifel Investor Relations Contact

Sarah Anderson, (415) 364-2500

investorrelations@stifel.com

Sterne Agee Contact

Todd R. Decker, (205) 949-3538

tdecker@sterneagee.com